Exhibit 99.1

Riverview Financial Corporation Completes Transaction with CBT Financial Corp.

HARRISBURG, PA — October 2, 2017 — PR Newswire — Riverview Financial Corporation (“Riverview”) (OTCQX: RIVE) headquartered in Harrisburg, Pennsylvania today announced the completion of its merger with CBT Financial Corp. (“CBT”) (OTC PINK: CBTC), headquartered in Clearfield, Pennsylvania, on October 1, 2017. The merger will form a community banking franchise with approximately $1.2 billion of assets and will provide enhanced products and services through 33 banking locations covering 12 Pennsylvania counties.

In the merger, CBT shareholders will receive 2.86 shares of Riverview common stock in exchange for each share of CBT common stock. The board of directors of the combined company will be split evenly between Riverview and CBT selected directors. In addition, the combined company will move its corporate headquarters to State College, Pennsylvania.

Kirk Fox, Chief Executive Officer, stated, “This transaction creates a major central Pennsylvania franchise with bank assets exceeding $1.1 billion and wealth management assets under management of approximately $400 million.” He continued, “Our enhanced stature will create more growth and more opportunities, both of which are essential for enhancing shareholder value.”

Brett Fulk, President, added “We began seeing the benefits of the merger immediately after the announcement of the transaction as our communities embraced the formation of a stronger community bank that could better serve their needs.”

Michael J. Bibak, Chief Operating Office and former President and Chief Executive Officer of CBT, said, “We have a very talented team, from our newly combined board, to our enhanced executive team, to our committed employees. We all work hard every day to earn our customers’ trust and business, and we look forward to doing that together.”

Ambassador Financial Group, Inc. served as financial advisor to Riverview, and Barley Snyder LLC served as Riverview’s legal counsel. Boenning & Scattergood, Inc. served as financial advisor to CBT, and Luse Gorman, PC served as CBT’s legal counsel.

About Riverview Financial and Riverview Bank

Riverview Financial Corporation is the parent company of Riverview Bank and its operating divisions Halifax Bank, Marysville Bank, Citizens Neighborhood Bank, CBT Bank, Riverview Wealth Management, CBT Investment Services, Inc. and CBT Financial and Trust Management. An independent community bank, Riverview Bank serves the Pennsylvania market area of Bedford, Berks, Blair, Cambria, Centre, Clearfield, Cumberland, Dauphin, Huntington, Lycoming, Northumberland, Perry, Schuylkill, Somerset and Westmoreland Counties through 30 community banking offices and 3 limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Wealth Management and Trust divisions with assets under management exceeding $350 million provides trust and investment advisory services to the general public. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the OTCQX Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including compliance costs and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity, and the Risk Factors disclosed in our annual and quarterly reports.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Source: Riverview Financial Corporation